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                                                                   Exhibit 23.1

              Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-50148) pertaining to the Equity Incentive Plan of SPEEDCOM Wireless Corporation and in the Registration Statement (Form S-3 No. 333-69564) and related Prospectus of SPEEDCOM Wireless Corporation for the registration of 18,013,762 shares of its common stock, of our report dated March 22, 2002, with respect to the financial statements and schedule of SPEEDCOM Wireless Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 2001.

                                                   /s/ Ernst & Young LLP

Tampa, Florida
March 29, 2002